EXECUTION COPY


                                    SECOND AMENDMENT TO
                                  NOTE PURCHASE AGREEMENT


            THIS SECOND AMENDMENT (this "AMENDMENT"), dated as of January 10, 2002, to the Note Purchase Agreement, dated as of March 27, 1998, by and among DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP, a Delaware limited partnership (the "PURCHASER"), and GARDENBURGER, INC., an Oregon corporation (the "COMPANY").

            WHEREAS, the parties hereto entered into the Note Purchase Agreement, dated as of March 27, 1998 (the "AGREEMENT"), and a First Amendment to Note Purchase Agreement dated as of December 23, 1999 (the "FIRST AMENDMENT"); unless otherwise defined herein, all capitalized terms used herein (including the recitals hereto) shall have the meanings assigned to such terms in the Agreement, as amended by the First Amendment and hereby;

            WHEREAS, the Company has entered into a Revolving Credit and Term Loan Agreement dated as of January 10, 2002 (as amended, the "NEW SENIOR CREDIT AGREEMENT") with CapitalSource Finance LLC as a lender and as agent ("CAPITALSOURCE") pursuant to which, among other things, the Company will refinance its obligations of the existing Senior Credit Agreement (as defined in the Agreement after giving effect to the First Amendment but prior to giving effect to this Amendment, the "EXISTING CREDIT AGREEMENT") and will receive a credit facility with an aggregate maximum borrowing availability of $15,000,000;

            WHEREAS, the Company has requested the Purchaser to exchange the existing Convertible Note for an Amended and Restated Convertible Senior Subordinated Note in the forma attached hereto as EXHIBIT A (the "NEW NOTE"), and amend the Agreement on the terms and conditions set forth in this Amendment;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows.

            1. CONSENTS. Subject to the terms and conditions set forth herein, the Purchaser hereby consents, pursuant to paragraph 2N of the Agreement, to the Company entering into the New Senior Credit Agreement. Nothing contained herein shall be deemed to constitute a waiver of any other Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to modify any provision of the Agreement except as expressly set forth herein. No consent or waiver and, except as otherwise specifically provided herein, no other change of the terms or provisions of the Agreement is intended or implied. This Amendment shall not constitute a waiver by the Lender of any existing defaults under the Agreement, whether or not the Purchaser has knowledge of the same, and shall not constitute a waiver of any future defaults.

            2. AMENDMENTS.

                 (a) SECTION 2C(a)(vii) of the Agreement, as amended by the First Amendment, is hereby amended and restated in its entirety to read as follows:

                  (vii) subject to the Senior Credit  Agreement,  become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary or (b) the Company's right to perform the provisions of any Investment Document, the Articles of Incorporation or the Company's bylaws;

                 (b) Subparagraph 2C(a)(ix) of the Agreement, as amended by the First Amendment, is hereby amended by replacing the reference to "$27,500,000" therein with "$21,000,000."

                 (c) SECTION 2D(b) of the Agreement, as amended by the First Amendment, is hereby amended and restated in its entirety to read as follows:

                  "The  Company  shall  not  violate  the  following   financial
            covenants:

                  (i)   LEVERAGE RATIO

                  The Leverage Ratio shall not exceed (i)  3.025:1.00,  upon the making of the Initial Advance and the Term Loan (under and as defined in the Senior Credit Agreement) and for each Quarterly Test Period through the fiscal quarter ending June 30, 2002, and (ii) 2.75:1.00, for each Quarterly Test Period after June 30, 2002.

                  (ii)  MINIMUM ADJUSTED EBITDA

                  Adjusted  EBITDA for each Quarterly Test Period,  shall not be less than (i) $4,500,000 for each Quarterly Test Period ending on or before June 30, 2002, and (ii) $5,400,000 for each Quarterly Test Period after June 30, 2002.

                  (iii) FIXED CHARGE COVERAGE RATIO

                  The  Fixed  Charge  Coverage  Ratio  for each  Quarterly  Test
            Period shall not be less than 1.125:1.00.

                  (iv)  CAPITAL EXPENDITURES

                  For any  Quarterly  Test Period,  the Company shall not permit its Capital Expenditures in the aggregate to exceed (i) $1,925,000 for each Quarterly Test Period ending on or before September 30, 2002, and (ii) $1,210,000 for each Quarterly Test Period after September 30, 2002.

For purposes of the financial covenants set forth in this SECTION 2D(B), the terms listed below shall have the following meanings:

            "ADJUSTED EBITDA" shall mean EBITDA plus the amounts listed below for the applicable Quarterly Test Period.

 -------------------------------------------------------------------------------
 DESCRIPTION             Q2FY01    Q3FY01    Q4FY01   Q1FY02    Q2FY02    TOTAL
 -------------------------------------------------------------------------------
 Operating Lease        754,250   754,250  754,250   754,250           3,017,000
 Expense
 -------------------------------------------------------------------------------
 Severance Expense      150,110    20,650   38,510    77,368             286,638
 -------------------------------------------------------------------------------
 Relocation Expense     105,000              4,000    18,950             127,950
 -------------------------------------------------------------------------------
 Recapitalization                  14,000  175,000                       189,000
 Expenses
 -------------------------------------------------------------------------------
 Refinancing Expenses                                        (as
                                                             agreed
                                                             to by
                                                             Agent in
                                                             its sole
                                                             discretion)
 -------------------------------------------------------------------------------
      Total           1,009,360   788,900  971,760   850,568           3,620,588
 -------------------------------------------------------------------------------

            "CAPITAL EXPENDITURES" shall mean, for any Quarterly Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Quarterly Test Period that are or should be treated as capital expenditures under GAAP.

            "CAPITAL LEASE" shall mean, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

            "EBITDA" shall mean, for any Quarterly Test Period, the sum, without duplication, of the following for the Company, on a consolidated and consolidating basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) non-cash dividends on preferred stock, and (f) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, all of the foregoing determined in accordance with GAAP, less (f) all non-cash income.

            "FIXED CHARGE COVERAGE RATIO" shall mean, at any date of determination, for the Company individually and collectively on a consolidated and consolidating basis, the ratio of (a) Adjusted EBITDA for the Quarterly Test Period most recently ended before such date, to (b) Fixed Charges for the Quarterly Test Period most recently ended before such date, in each case taken as one accounting period.

            "FIXED CHARGES" shall mean, on any calculation date, for any Quarterly Test Period, the sum of the following for the Company, individually and collectively, on a consolidated and consolidating basis: (a) Total Debt Service for such period, (b) Capital Expenditures during such period, (c) income taxes paid in cash or accrued during such period, and (d) dividends paid or declared during such period.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

            "INTEREST EXPENSE" shall mean, for any Quarterly Test Period, total interest expense (including attributable to Capital Leases in accordance with GAAP) of the Company individually and collectively, on a consolidated and consolidating basis with respect to all outstanding Indebtedness including capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

            "INTEREST RATE AGREEMENT" shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates.

            "LEVERAGE RATIO" shall mean, at any date of determination, for the Company, the ratio of (i) the aggregate unpaid principal amount of all Loans (under and as defined in the Senior Credit Agreement) on such date, plus the aggregate liability of the Company pursuant to any letter of credit or surety bond to (ii) Adjusted EBITDA.

            "NET INCOME" shall mean, for any Quarterly Test Period, the net income (or loss) of the Company individually and collectively on a consolidated and consolidating basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Company) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes the Company or is merged into or consolidated with the Company or that Person's assets are acquired by the Company, (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of the Company, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by the Company or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition of Net Income.

            "QUARTERLY TEST PERIOD" shall mean the twelve month period ending on the last day of each March, June, September and December of each year.

            "TOTAL DEBT SERVICE" shall mean for any period, for the Company individually and collectively on a consolidated and consolidating basis, the sum of (i) scheduled or other required payments of principal on Indebtedness, (ii) any other fees due or payable in connection with any Indebtedness, and (iii) Interest Expense, in each case for such period."

                 (d) Section 2N of the Agreement, as amended by the First Amendment, is hereby amended and restated in its entirety to read as follows:

                  2N. AMENDMENTS TO SENIOR  INDEBTEDNESS.  The Company will not, and will not  permit  any of its  Subsidiaries  to amend,  modify or restate the terms of Senior Indebtedness if such amendment, modification or restatement would (i) increase the amount of Senior Indebtedness (except as not prohibited by the definition of "Senior Indebtedness" set forth herein), (ii) increase by more than 3.00% per annum the applicable margin on any interest rate on the Senior Indebtedness, including default rates, set forth in the Senior
            Credit Agreement as such Senior Credit Agreement is in effect on January 10, 2002 or (iii) change or amend Section 7.11 of the Senior Credit Agreement in a manner which would be more restrictive on the Company's ability to fulfill its obligations to the Registered Holders.

                 (e) The definition of "CHANGE OF CONTROL" in Section 5A of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "CHANGE OF CONTROL"  means any sale or issuance  (or series of sales or issuances) of the Company's Common Stock by the Company or any holder thereof which results in any Person or group of affiliated Persons or entities or group of Persons or entities acting together, owning more than 50% of the Common Stock on a fully diluted basis immediately after the time of such sale or issuance or series of issuances (without giving effect to any out-of-the-money Equity Securities).

                 (f) The definition of "MANAGEMENT CHANGE" in Section 5A of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "MANAGEMENT  CHANGE"  shall  occur  if Scott  Wallace  (or his successor as provided herein) ceases to be employed by the Company as Chief Executive Officer and a successor, who is reasonably satisfactory to the holders of a majority of the Underlying Common Stock, is not employed by the Company within 120 days of such cessation of employment.

                 (g)  Subclause (v) of the  definition  of "PERMITTED  LIENS" in
       Section 5A of the Agreement, is hereby amended and its entirety to read as follows:

                  (v) interests or title of a lessor under any lease which the Company or any Subsidiary is not prohibited from entering into by this Agreement;

                 (h) The definition of "SENIOR CREDIT AGREEMENT" in Section 5A of the Agreement, as amended by the First Amendment, is hereby amended and restated in its entirety to read as follows:

                  "SENIOR CREDIT  AGREEMENT" means the Revolving Credit and Term
            Loan Agreement dated as of January 10, 2002 between the Company and CapitalSource Finance LLC, as a lender (in such capacity, the "Bank") and as Agent (in such capacity, the "Agent"), as such agreement may be amended, restated, supplemented or otherwise modified from time to time pursuant to and in accordance with paragraph 2N hereof and by definition of "Senior Indebtedness" contained herein; provided, that if the Company enters into a loan agreement with a bank other than the Bank with terms that would be permitted as an amendment to Senior Indebtedness pursuant to paragraph 2N, such loan agreement shall thereafter be deemed to be a Senior Credit Agreement.

                 (i) The definition of "SENIOR INDEBTEDNESS" in Section 5A of the Agreement, as amended by the First Amendment, is hereby amended and restated in its entirety to read as follows:

                  "SENIOR   INDEBTEDNESS"   means,   (a)  with  respect  to  the
            Indebtedness and "Obligations" (as defined in the Senior Credit Agreement) of the Company and any of its Subsidiaries or any Guarantor (as defined in the Senior Credit Agreement) under the Senior Credit Agreement and any other "Loan Documents" (as defined in the Senior Credit Agreement; collectively, the "SENIOR DEBT DOCUMENTS"), the aggregate principal amount thereof now or hereafter outstanding, together with any fees, expenses and interest (including any fees and expenses, incurred during any Bankruptcy Event, case or other action relating to the bankruptcy, insolvency, assignment for the benefit or creditors or reorganization of the Company or such Subsidiary or any Guarantor, and any interest which would have accrued at the applicable interest rate for such Indebtedness and Obligations but for the commencement of any Bankruptcy Event, case or other action relating to the bankruptcy, insolvency, assignment for the benefit or creditors or reorganization of the Company or such Subsidiary or any Guarantor, whether or not such fees, expenses and interest are an allowable claim in any such proceeding) or premium due thereon and any other amount payable with respect thereto and all other Obligations; and (b) any Indebtedness of the Company and each Guarantor incurred in connection with a refinancing or refunding of any of the foregoing if any such additional Indebtedness incurred in connection with such refinancing or refunding is incurred in compliance with paragraph 2N; provided, that in no event shall the aggregate principal amount of Senior Indebtedness exceed $20,000,000.

                 (j) Section 6P of the Agreement, as amended by the First Amendment, is hereby amended and restated in its entirety to read as follows:

                 6P. SUBORDINATION.

                  (i) CONVERTIBLE NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.  The
            Company covenants and agrees, and the Registered Holder likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this paragraph 6P, the payment of the principal of and interest on the Convertible Notes, and all other sums or obligations due and payable by the Company to the Registered Holders hereunder (collectively with the Convertible Notes, the "SUBORDINATED OBLIGATIONS"), are hereby expressly made subordinate and subject in right of payment to the prior payment in cash in full of all Senior Indebtedness.

                  (ii) PAYMENT OVER OF PROCEEDS UPON DISSOLUTION.

                              (a) In the event of (x) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Company or its Subsidiaries or Guarantors or to its creditors, as such, or to its assets, or (y) any liquidation, dissolution or other winding up of the Company or its Subsidiaries or Guarantors whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (z) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company or its Subsidiaries or Guarantors (collectively, "BANKRUPTCY EVENTS"), then and in any such event:

                                    (1)   the  holders  of  Senior  Indebtedness
            shall be entitled to receive indefeasible payment in cash in full of all amounts due or to become due on or in respect of all such Senior Indebtedness before the Registered Holders are entitled to receive any payment or distribution, whether in cash, securities or other property, on account of Subordinated Obligations;

                                    (2)   any payment or  distribution of assets
            of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Registered Holders would be entitled but for the provisions of this paragraph 6P (except for such payment or distribution (x) of property or securities authorized by a final non-appealable order or decree stating that effect is being given to the subordination of such Subordinated Obligations to such Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or (y) of securities which are subordinated to at least the same extent as the Subordinated Obligations to the payment of all Senior Indebtedness (any such property or securities, "JUNIOR SECURITIES")) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make indefeasible payment in cash in full of all the Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness;

                                    (3)   in  the  event  that,  notwithstanding
            the foregoing provisions of this paragraph 6P, the Registered Holders shall have received any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (but excluding any Junior Securities) before all such Senior Indebtedness is indefeasibly paid in full in cash, then and in such event such payment or distribution shall be held in trust by the Registered Holders for the holders of the Senior Indebtedness and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to indefeasibly pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent cash payment to or for the holders of such Senior Indebtedness;

                                    (4)   each    Registered    Holder    hereby
            irrevocably authorizes and empowers each holder of the Senior Indebtedness or such holder' s representative to collect and receive such holder's ratable share of all such payments and distributions and, if any Registered Holder fails to file a claim at least fifteen (15) calendar days prior to the date established by rule of law or order of court for such filing, to file and prove (but not to vote or otherwise control) such claims therefor; and

                                    (5)   the  Registered  Holders shall execute
            and deliver to the Agent or its duly appointed representative or representatives all such further instruments (including proofs of claim and assignments of claim) confirming, and otherwise reasonably necessary to effectuate, the authorization set forth in subclause (4) above.

                              (b) If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Company with, or any merger of the Company into, another corporation or the liquidation or dissolution of the Company following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a Bankruptcy Event for the purposes of this paragraph 6P.

                              (c) In the event of any Bankruptcy Event, the Registered Holders hereby expressly consent to the granting by Company to the holders of Senior Indebtedness of senior liens and priorities in connection with any post-petition financing of the Company by such holders of Senior Indebtedness.

                  (iii) NO PAYMENT IN CERTAIN CIRCUMSTANCES.

                              (a) In the event that (i) the Company shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any principal, interest or fees or any other amounts with respect to Senior Indebtedness or pursuant to the Obligations or Senior Debt Documents (a "PAYMENT DEFAULT") which Payment Default shall not have been cured or waived, or (ii) an "Event of Default" (as defined in the Senior Credit Agreement) shall have occurred, which Event of Default shall not have been cured or waived (such Event of Default, excluding a Payment Default, a "NON-PAYMENT DEFAULT"), and the Company and the Registered Holders receive written notice of such Non-Payment Default from the Agent (a "BLOCKAGE NOTICE"), then no payment shall be made by the Company or any Subsidiary or Guarantor on account of the Subordinated Obligations (x) in the case of any Payment Default, unless and until such Senior Indebtedness shall have been indefeasibly paid in cash in full or until such Payment Default shall have been cured or waived, or (y) in the case of any Non-Payment Default, from the date the Company and the Registered Holders shall have received such Blockage Notice until the earlier of (1) 179 days after such date and (2) the date, if any, on which the Senior Indebtedness is discharged or indefeasibly paid in cash in full or such Non-Payment Default is waived by Agent or otherwise cured (a "BLOCKAGE PERIOD"); provided, that (A) no Blockage Period shall continue in effect during any period of 365 consecutive days for a period which, together with all other Blockage Periods in effect during such 365 consecutive-day period, would aggregate more than 179 days, and (B) no Non-Payment Default that previously served as the basis for a Blockage Notice or that was in existence at the time of such Blockage Notice may serve as the basis for any other Blockage Notice.

                              (b) In the event that any Registered Holder shall receive any payment or distribution of any kind or character, whether in cash, property or securities (other than Junior Securities) in contravention of this paragraph 6P, then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be paid over and delivered forthwith to, the Agent for the benefit of the holders of Senior Indebtedness. In the event of the failure of any Registered Holder to endorse or assign any such payment or distribution, any holder of the Senior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

                  (iv) ACCELERATION RIGHTS; REMEDIES.

                              (a) The Registered Holders will not exercise any collection and enforcement action (by setoff hereunder or otherwise) during the continuance of a Payment Default or during any Blockage Period prior to the earliest to occur of:

                                    (i)   the  expiration of 179 days  following
            (A) the date of such Payment Default or (B) the date upon which such Blockage Period shall have commenced on account of the giving of a Blockage Notice;

                                    (ii)  the  acceleration  of any  portion  or
            all of the Senior Indebtedness; or

                                    (iii) the   occurrence  of  any   Bankruptcy
            Event.

                              (b) Each Registered Holder agrees that prior to exercising any remedy available to it on account of any Event of Default or otherwise under any document or applicable law or equity, such holder shall give not less than ten (10) Business Days prior written notice to the Agent.

                  (v) PAYMENTS  OTHERWISE  PERMITTED.  Except as  otherwise  set forth in the Senior Credit Agreement as in effect on

            January 10, 2002, nothing contained in this paragraph 6P or elsewhere in this Agreement or in the Convertible Notes shall prevent the Company, at any time except during a Bankruptcy Event as set forth in subparagraph 6P(ii) or under the conditions described in subparagraph 6P(iii) or (iv), and except as set forth in Section 2 of the Convertible Notes with respect to the existence of Excess Availability (as defined in the Senior Credit Agreement), from making payments at any time of principal of and interest on the Convertible Notes (including out of "EXCESS CASH FLOW" as set forth in the Convertible Notes), or any other amount payable by the Company under the Convertible Notes or this Agreement.

                  (vi) SUBROGATION.  Subject to the indefeasible payment in cash in full of all Senior Indebtedness, the Registered Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of and interest on the Convertible Notes shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Registered Holders would be entitled except for the provisions of this paragraph 6P and no payments over pursuant to the provisions of this paragraph 6P to the holders of such Senior Indebtedness by the Registered Holders shall, as among the Company, its creditors (other than holders of such Senior Indebtedness) and the Registered Holders be deemed to be a payment or distribution by the Company to or on account of any of the Convertible Notes.

                  (vii) PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this paragraph 6P are and are intended solely for the purpose of defining the relative rights of the holders of the Convertible Notes on the one hand and the Agent and holders of Senior Indebtedness on the other hand. Nothing contained in this paragraph 6P or elsewhere in this Agreement or in the Convertible Notes is intended to or shall (A) impair, as among the Company, its creditors (other than Agent and holders of Senior Indebtedness) and the Registered Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Registered Holders the principal of, and premium and interest on, and any other amount payable by the Company under, the Convertible Notes or this Agreement as and when the same shall become due and payable in accordance with their terms; or (B) affect the relative rights against the Company of the Registered Holders and its creditors (other than the Agent and holders of Senior Indebtedness); or (C) prevent the Registered Holders from accelerating the Convertible Notes and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the terms of subparagraph 6P(iv) and the rights, if any, under this paragraph 6P of the Agent and holders of Senior Indebtedness (x) upon the occurrence of a Bankruptcy Event, to receive, pursuant to and in accordance with this paragraph 6P, cash, property and securities otherwise payable or deliverable to the Registered Holders, or (y) under the conditions specified in paragraph 6P, to prevent any payment prohibited by such paragraph 6P.

                  (viii) AMENDMENT.  This Agreement shall not be amended without obtaining the prior written consent of the Agent and Requisite Lenders (as defined in the Senior Credit Agreement) for (a) an increase in the rate of interest or fees charged hereunder, (b) an increase in the principal amount of the Convertible Notes (other than as expressly provided for herein and therein), (c) shortening any maturity date of any payment of principal or interest, (d) providing for any additional financial covenants or events of default or making more restrictive any existing covenants or events of default applicable to the Company or any Subsidiary or Guarantor as in effect on January 10, 2002, (e) any amendment to paragraph 2N or 6P or any of the definitions of the terms used therein, or (f) any other amendment which would have a material adverse effect on the operations of the Company or any Subsidiary or Guarantor or obligations owed by such Persons to any holders of Senior Indebtedness.

                  (ix) RELIANCE BY HOLDERS OF SENIOR  INDEBTEDNESS;  WAIVER. The
            provisions of this paragraph 6P shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, any Senior Indebtedness. Such provisions are made for the benefit of the Agent and the holders of such Senior Indebtedness, such Agent and holders are hereby made obligees hereunder with the same effect as if their names were written as such in these provisions and any such holder or all of them may proceed to enforce such provisions. Each Registered Holder hereby agrees not to challenge or contest the validity, legality, binding effect or enforceability of the provisions set forth in this paragraph 6P or the priority, validity, legality, binding effect or enforceability of the terms and provisions of the Senior Debt Documents or the rights of the holders of the Senior Indebtedness in the property and assets of the Company or any Subsidiary or
            Guarantor as collateral security therefor or any Lien on or in respect thereof. Notwithstanding anything contained in the
            Convertible Notes or this Agreement to the contrary, until the Senior Indebtedness has been indefeasibly paid in full in cash, the Registered Holders hereby agree that the Subordinate Obligations are not, and will not be, secured in any manner, including as a result of any cross-acceleration or "dragnet" provisions in any agreement to which any Registered Holder is a party (except as set forth in subparagraph 6P(vi); provided, however, that the Registered Holders' rights under such subparagraph 6P(vi) shall not exist until the Senior Indebtedness has been indefeasibly paid in full in cash).

                  (x) RELIANCE ON JUDICIAL  ORDER OR  CERTIFICATE OF LIQUIDATING
            AGENT. Upon any payment or distribution of assets of the Company referred to in this paragraph 6P, the Registered Holders shall be entitled to rely upon any final non-appealable order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Registered Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this paragraph 6P; provided, that the foregoing shall only apply if (i) such court or other Person has given effect to the provisions of this paragraph 6P and (ii) the rights of the holders of Senior Indebtedness are not altered without their consent in a manner contrary to such provisions.

                 (k) All references to Convertible Note(s) in the Agreement shall refer to the New Note.

            3. RATIFICATION OF AGREEMENT.


                 (a) To induce the Purchaser to enter into this Amendment, the Company represents and warrants that after giving effect to this Amendment, no violation of the terms of the Agreement exist and all representations and warranties contained in the Agreement are true, correct and complete in all material respects on and as of the date hereof except as (i) reflected in any schedule to the New Senior Credit Agreement, (ii) disclosed in the Company's reports filed with the Securities and Exchange Commission, and (iii) disclosed to Purchaser's representative on the Board during a meeting of the Board, and except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

                 (b) Purchaser acknowledges the payment or other satisfaction of all interest accrued on the existing Convertible Note to and including September 30, 2001.

                 (c) Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement and the Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

            4. CONDITIONS. This Amendment shall become effective as of the date hereof upon (i) the execution of the counterparts hereof by the Company and the Purchaser, (ii) the execution and delivery by the Company of the New Note, a Stock Purchase Warrant in the form attached hereto as EXHIBIT B, and a Warrant Agreement between the Purchaser and the Company in the form attached hereto as EXHIBIT C, (iii) the receipt by the Purchaser of evidence of the effectiveness of the New Senior Credit Agreement substantially in the form attached hereto as EXHIBIT D, (iv) the execution by the holders of at least ninety-five percent (95%) of the outstanding shares of the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of a Preferred Stock Exchange Agreement substantially in the form attached hereto as EXHIBIT E, and (v) the receipt of an opinion of counsel on behalf of the Company in the form attached hereto as EXHIBIT F.

            5. BINDING ON SUCCESSORS AND ASSIGNS. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

            6. FURTHER ASSURANCES. Each of the Company and the Purchaser, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out the provisions and purposes of this Amendment.

            7. EFFECT OF AMENDMENT. To the extent any terms and conditions in the Agreement shall contradict or be in conflict with any provisions of this Amendment, the provisions of this Amendment shall govern.

            8. EXPENSES. All expenses of the Purchaser incurred in connection with this Amendment, including reasonable expenses of Purchaser's counsel, will be paid by the Company.

            9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            10. COUNTERPARTS. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                                   * * * * *

            IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

                            DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP

                            By:  Dresdner Kleinwort Benson Private Equity LLC
                            Its: General Partner


                            By: /s/ Alexander P. Coleman
                                ------------------------------------
                            Its: Managing Investment Partner

                            GARDENBURGER, INC.


                            By:  /s/ Scott C. Wallace
                                ------------------------------------
                            Its: President and CEO


                                       16